UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2006

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-9009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 16, 2006, BakBone Software Incorporated (the “Company”) received a letter from the Toronto Stock Exchange (the “TSX”) indicating that, as a result of the Company’s failure to timely file its financial statements, the Company currently fails to satisfy Section 714 of the TSX Company Manual for the continued listing of the Company’s common shares for trading on the TSX. Therefore, the Company is being reviewed under the TSX’s Remedial Review Process and has been granted 120 days or until May 16, 2006 to comply with all requirements for continued listing. If the Company cannot meet the TSX requirements on or before May 16, 2006, the Company’s common shares will be suspended from trading on the TSX. The Company will have the opportunity to make a submission to TSX before any final suspension will occur. As of the date of this report, however, the Company has not determined to take any action or response to the notice from the TSX.

The Company issued a press release regarding the notification from the TSX, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of the Company issued on January 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED (Registrant)

Date: January 18, 2006	By:	/s/ John Fitzgerald
John Fitzgerald Chief Financial Officer

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